Exhibit 23.1

CONSENT OF INDEPENDENT REGSITERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No 33-22700 on Form S-8 of Crane Co. of our report dated June 29, 2006 appearing in this Annual Report on Form 11-K of the Amended and Restated Crane Co. Savings and Investment Plan for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Stamford, Connecticut

June 29, 2006

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